UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 27, 2026

Date of Report (Date of earliest event reported)

Enveric Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38286	95-4484725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Enveric Biosciences, Inc.

245 First Street, Riverview II, 18th Floor
Cambridge, MA, 02142

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (617) 444-8400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	ENVB	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 27, 2026, Enveric Biosciences, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors (each, an “Investor”), pursuant to which the Company agreed to issue and sell to the Investors in a registered direct offering, an aggregate of 328,802 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a price of $4.41 per share (the “Registered Direct Offering”) for gross proceeds of approximately $1.5 million before the deduction of placement agent fees and offering expenses. The closing of the Registered Direct Offering occurred on January 28, 2026. The Shares were offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-280721), which was initially filed with the Securities and Exchange Commission (the “Commission”) on July 8, 2024, as amended on April 10, 2025, and was declared effective by the Commission on April 17, 2025 (the “Registration Statement”), including a prospectus supplement filed with the Commission on January 28, 2026.

In a concurrent private placement (the “Private Placement” and, together with the Registered Direct Offering, the “Offerings”), pursuant to the terms of the Purchase Agreement, the Company also agreed to issue and sell unregistered Series G warrants to purchase up to 328,802 shares of Common Stock (the “Series G Warrants”), and unregistered Series H warrants to purchase up to 328,802 shares of Common Stock (the “Series H Warrants”, and collectively with the Series G Warrants, the “Common Warrants”). The Common Warrants have an exercise price of $4.16 per share (subject to customary adjustments as set forth in the Common Warrants) and are exercisable immediately. The Series G Warrants will expire five (5) following the effective date of the Resale Registration Statement (defined below), and the Series H Warrants will expire eighteen (18) months following the effective date of the Resale Registration Statement. The Common Warrants contain customary anti-dilution adjustments to the exercise price, including for share splits, share dividends, rights offering and pro rata distributions. The Company has agreed to file a registration statement providing for the resale of the shares issuable upon the exercise of the Common Warrants and warrants issued to its placement agent within thirty calendar days after the closing date (the “Resale Registration Statement”).

A holder of a Common Warrant will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%.

In the Purchase Agreement, we agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for a period of 15 days following the closing of the Offerings.

The Company currently intends to use the net proceeds from the Offerings, estimated to be approximately $1.25 million, for product development, working capital and general corporate purposes.

H.C. Wainwright & Co., LLC (“Placement Agent”) acted as the exclusive placement agent in connection with the Offerings under an Engagement Letter, dated as of December 8, 2024, as amended on January 14, 2025, June 5, 2025, November 11, 2025, and December 16, 2025 (the “Engagement Letter”). Pursuant to the Engagement Letter, the Company agreed to pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceed of the Offerings as well as a management fee equal to 1.0% of the aggregate gross proceeds of the Offerings. The Company also agreed to pay the Placement Agent up to $35,000 for accountable expenses including the Placement Agent’s legal fees and expenses, and $10,000 for a clearing agent fee. We also issued warrants (the “Placement Agent Warrants”) to purchase up to 23,016 shares of Common Stock to the Placement Agent (including its designees). The Placement Agent Warrants have an exercise price equal to $5.5125 per share and are exercisable for five (5) years from the commencement of sales in the Offerings. The Common Warrants and Placement Agent Warrants and the shares of our Common Stock issuable upon the exercise of the Common Warrants and Placement Agent Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to the Registration Statement, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

The Company agreed to indemnify the Placement Agent against certain liabilities relating to or arising out of the Placement Agent’s activities under the Engagement Letter and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

The Private Placement closed on January 28, 2026. The Purchase Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide investors and stockholders with information regarding its terms. It is not intended to provide any other information about the parties to the Purchase Agreement, or any of their respective affiliates. The representations, warranties and covenants in the Purchase Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to that agreement and may be subject to limitations agreed upon by the parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement. Accordingly, the representations, warranties and covenants may not accurately represent the current state of the Company’s affairs at any time.

The foregoing descriptions of the Purchase Agreement, the Common Warrants and the Placement Agent Warrants are subject to, and qualified in their entirety by reference to the full text of the agreements, copies of which (or forms thereof) are attached hereto as Exhibits 10.1, 4.1, 4.2, and 4.3, respectively, and are incorporated herein by reference.

A copy of the opinion of Greenberg Traurig, LLP relating to the validity of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

On January 28, 2026, the Company issued two press releases disclosing the transactions described in this Item 1.01, copies of which are filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Form 8-K with respect to the issuance of the Common Warrants and the Placement Agent Warrants is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Series G Common Stock Purchase Warrant
4.2	Form of Series H Common Stock Purchase Warrant
4.3	Form of Placement Agent Warrant
5.1	Legal Opinion of Greenberg Traurig, LLP
10.1	Form of Securities Purchase Agreement
23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)
99.1	Press Release, dated January 28, 2026
99.2	Press Release, dated January 28, 2026
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2026	ENVERIC BIOSCIENCES, INC.

	By:	/s/ Joseph Tucker
Joseph Tucker, Ph.D.
Chief Executive Officer